As filed with the Securities and Exchange Commission on December 8, 2017

Registration No. 333-170905

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL BROKERAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3268672 (I.R.S. Employer Identification Number)

55 Water St., Floor 50
New York, NY 10041
Telephone: (646) 432-2986

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2010 FXCM Inc. Long-Term Incentive Plan

(Full Title of the Plan)

David S. Sassoon
General Counsel and Secretary
Global Brokerage, Inc.
55 Water St., Floor 50
New York, NY 10041
Telephone: (646) 432-2986

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Boris Dolgonos
Jones Day
250 Vesey Street
New York, NY 10281
Telephone: (212) 326-3939
Facsimile: (212) 755-7306

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Global Brokerage, Inc. (the “Company”) relates to the Registration Statement on Form S-8 (Registration Number 333-170905) filed by the Company on December 1, 2010 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pertaining to the securities that may be offered or sold under the 2010 FXCM Inc. Long-Term Incentive Plan.

The Company intends to terminate the registration of its Class A common stock, par value $0.01 per share (“Common Stock”), and suspend its reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”) through the filing of a Form 15. Because the Company will no longer file reports pursuant to the Exchange Act after the Form 15 is filed, the Company is deregistering the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 8, 2017.

GLOBAL BROKERAGE, INC.

By:	/s/ Kenneth Grossman
	Name:	Kenneth Grossman
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on December 8, 2017 by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Kenneth Grossman	Director and	December 8, 2017
Kenneth Grossman	Chief Executive Officer
(Principal Executive Officer)

*	Director and	December 8, 2017
David Sakhai	Chief Operating Officer

/s/ Robin E. Davis	Director	December 8, 2017
Robin E. Davis

/s/ Arthur Gruen	Director	December 8, 2017
Arthur Gruen

/s/ Bryan Reyhani	Director	December 8, 2017
Bryan Reyhani

/s/ Ryan Silverman	Director	December 8, 2017
Ryan Silverman

*	Director	December 8, 2017
Eduard Yusupov

*	Chief Financial Officer	December 8, 2017
Robert Lande	(Principal Financial Officer)

/s/ Margaret Deverell	Chief Accounting Officer	December 8, 2017
Margaret Deverell	(Principal Accounting Officer)

*By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	Attorney-in-Fact